Exhibit 10.18

AMENDMENT NO. 1 dated August 27, 2003 (this “Amendment”), to the Note Purchase Agreement dated as of May 11, 2001 (the “Note Purchase Agreement”), among Lazard Funding Limited LLC, a Delaware limited liability company (the “Issuer”), Lazard LLC, a Delaware limited liability company (the “Company”), and the holders party thereto of the Issuer’s 7.53% Guaranteed Senior Notes due 2011 (the “Notes”), issued pursuant to the Note Purchase Agreement.

WHEREAS, the Issuer and the Company have requested that the holders of the Notes approve amendments to certain provisions of the Note Purchase Agreement; and

WHEREAS, the undersigned holders of Notes are willing, on the terms and subject to the conditions set forth herein, to approve such amendments to the Note Purchase Agreement;

NOW, THEREFORE, in consideration of these premises, the Issuer, the Company and the undersigned holders of Notes hereby agree as follows:

SECTION 1. Amendments to Note Purchase Agreement. Effective as of the Amendment Effective Date (as defined in Section 2 hereof), the Note Purchase Agreement is hereby amended as follows:

(a) The following new defined term is added to Schedule B of the Note Purchase Agreement in appropriate alphabetical order:

“Subordinated Convertible Promissory Notes’ means (a) the Issuer’s $150,000,000 Subordinated Convertible Promissory Note due March 26, 2018, issued pursuant to a note purchase agreement dated as of March 26, 2003, by and among the Issuer, the Company and Banca Intesa S.p.A., a company organized under the laws of the Republic of Italy, and (b) any further Subordinated Convertible Promissory Notes to be issued by the Issuer pursuant to such note purchase agreement, it being understood in the case of (b) that the maximum aggregate principal amount of any such notes shall not exceed $50,000,000 and that any such notes shall be due no earlier than the notes referred to in clause (a) of this paragraph.”

(b) The following defined terms in Schedule B of the Note Purchase Agreement are amended and restated in their entirety as follows:

“Consolidated Tangible Net Worth’ at any date means, (a) Members’ Capital if the Company is at the time a limited liability company or limited partnership, and (b) if the Company is at the time a corporation, the sum of (w) all items which in conformity with GAAP would be included under shareholders’ equity on a consolidated balance sheet of the Company and its Subsidiaries at such date plus (x) the aggregate outstanding principal amount at such date of the Subordinated Convertible Promissory Notes plus (y) Preferred Shares issued after the date of the Closing that are not mandatorily redeemable on or prior to March 15, 2011, with an aggregate liquidation value not to exceed $100,000,000 plus (z) Preferred Shares outstanding on the date of the Closing that are not mandatorily redeemable on or prior to March 15, 2011, with an aggregate liquidation value not to exceed $100,000,000, after deducting therefrom the amount, determined in accordance with GAAP, of (i) goodwill, (ii) patents, trademarks and copyrights, (iii) leasehold improvements to the extent not financed with non-recourse indebtedness qualifying as net capital under the Net Capital Rule and (iv) deferred charges (including without limitation unamortized debt discount and expense, organizational expenses and experimental and development expenses, but excluding prepaid expenses).

‘Members’ Capital’ means, at any time, the sum at such time of (a) the balances of the Capital Accounts of the Members, (b) the balances of the A&D Capital Accounts of the Members, in each case, in respect of clauses (a) and (b), as such term is defined in the Operating Agreement, and (c) the aggregate outstanding principal amount at such date of the Subordinated Convertible Promissory Notes. For the avoidance of doubt, the term “Members’ Capital” shall include the amount of all future interests in the Company.”

(c) The defined term “Indebtedness” in Schedule B of the Note Purchase Agreement is amended by (i) deleting the word “and” at the end of clause (f) thereof, (ii) replacing the punctuation “;” with “, and” at the end of clause (g) thereof and (iii) inserting the following new clause (h) immediately following such clause (g) at the end thereof:

“(h) if such person is an obligor in respect thereof, the Subordinated Convertible Promissory Notes;”

SECTION 2. Effectiveness. Upon receipt by the Issuer (or its counsel) of counterparts hereof, duly executed and delivered by the Issuer, the Company and the Majority Holders, this Amendment shall become effective as of August 26, 2003 (the “Amendment Effective Date”).

SECTION 3. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 4. No Other Amendments. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair or constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Note Purchase Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Note Purchase Agreement specifically referred to herein.

SECTION 5. Consent of the Company. The Company hereby acknowledges receipt of and consents to the terms of this Amendment and confirms that the Parent Guarantee remains in full force and effect and that its guarantee thereunder extends to all of the Guarantee Obligations in connection therewith.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the Issuer, the Company and the undersigned holders of Notes have consented to and caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

LAZARD FUNDING LIMITED LLC

By	/s/ Michael J. Castellano
Name: Michael J. Castellano
Title: Chief Financial Officer

LAZARD LLC

By	/s/ Michael J. Castellano
Name: Michael J. Castellano
Title: Chief Financial Officer

To approve the AMENDMENT dated August 27, 2003 (this “Amendment”), to the Note Purchase Agreement dated as of May 11, 2001 (the “Note Purchase Agreement”), among Lazard Funding Limited LLC (the “Issuer”), Lazard LLC (the “Company”) and the holders of Notes party thereto:

Name of Institution:

MERIT LIFE INSURANCE CO.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

AMERICAN GENERAL ANNUITY INSURANCE COMPANY

By:	AIG Global Investment Corp., Investment adviser

By:	/s/ Gerald F. Herman
	Name:	Gerald F. Herman
	Title:	Vice President

Name of Institution:

AMERICAN GENERAL INTERNATIONAL INVESTMENTS INC.

By:	/s/ Gordon Massie
	Name:	Gordon Massie
	Title:	Investment Officer